Exhibit 99.2

AutoWeb, Inc. Q1 2022 Earnings Call Transcript Call Participants

EXECUTIVES

Carlton D. Hamer
Executive VP & CFO

Jared R. Rowe
CEO, President & Director

ANALYSTS

Edward Moon Woo
Ascendiant Capital Markets LLC, Research Division

Eric Martinuzzi
Lake Street Capital Markets, LLC, Research Division

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

ATTENDEES

Cody Cree
Gateway Group, Inc.

Presentation

Operator

Good afternoon, everyone, and thank you for participating in today's conference call to discuss AutoWeb's financial results for the first quarter ended March 31, 2022. Joining us today are AutoWeb's President and CEO, Jared Rowe; the company's CFO, Carlton Hamer; and the company's outside Investor Relations adviser, Cody Cree, with Gateway Group. [Operator Instructions]

I would now like to turn the call over to Mr. Cree for some introductory comments.

Cody Cree
Gateway Group, Inc.

Thank you, Sabby. Before I introduce Jared, I remind you that during today's call, including the question-and-answer session, statements that are not historical facts, including any projections, statements regarding future events or future financial performance or statements of intent or belief, are forward-looking statements and are covered by the safe harbor disclaimers contained in today's press release and the company's public filings with the SEC.

Actual outcomes and results may differ materially from what is expressed in or implied by these forward-looking statements. Specifically, please refer to the company's Form 10-Q for the period ended March 31, 2022, as well as other filings made by AutoWeb with the SEC from time to time. These filings identify factors that could cause results to differ materially from those forward-looking statements.

Please also note that during this call, management will be disclosing adjusted EBITDA. This is a non-GAAP financial measure as defined by SEC Regulation G. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure, a statement disclosing the reasons why company management believes that adjusted EBITDA provides useful information to investors regarding the company's financial condition and results of operations are included in today's press release that is posted on the company's website.

And with that, I will now turn the call over to Jared. Jared, floor is yours.

Jared R. Rowe
CEO, President & Director

Thank you, Cody, and good afternoon, everyone. Before addressing the going concern and review of strategic alternatives that was announced today, I want to provide context to the overall macro environment and a high-level overview of the quarter.

The automotive market has continued to face severe headwinds. We're seeing industry-wide low consumer sentiment, rising interest rates, high inflation and overall just an uncertain economy that saw U.S. GDP contract by 1.4% in the first quarter.

In past calls, I have mentioned several key metrics that gauge the automotive industry's performance. One of them being the seasonally adjusted annualized rate of new car, new vehicle sales or SAAR as it's called in the industry. These numbers are tracked by several sources. We tend to focus on the one that's tracked by the Federal Reserve.

While we saw a slight recovery in January SAAR, it quickly retracted back to the low levels that we've seen, we had seen since Q3 of last year, during February and March. So again, while we got a little bit of a bump in January SAAR, February SAAR and March SAAR returned to what were fairly low levels for an industry.

While consumers are still in the market searching for vehicles, it is taking them twice as long to make a purchase decision compared to pre-pandemic conditions as a result of low available inventory for new vehicles, higher used vehicle prices and an increase in interest rates.

With prices continuing to rise, as we all know, inflation hit a 40-year high in January according to data gathered by the Bureau of Labor Statistics and looking at -- and then looking at data tracked by the University of Michigan, we've seen overall buying conditions for vehicles having reached a 50-year low. Simply put, the automotive market has continued to face significant challenges.

Reviewing what we were able to accomplish this quarter within the core business, we did see some minor improvement in market conditions in January, like I stated earlier. However, with macroeconomic events unfolding in February and March, we landed softer at the end of the quarter compared to how we started. By capitalizing on some of that favorable early quarter momentum, we saw sequential growth in retail dealer count as well as our lead traffic, while maintaining reduced media spends that we've really focused on to operate in line with the overall macro environment.

There are several bright spots within our Digital Media segment, including year-over-year increases in digital ads revenue, click traffic and click volume. Now in terms of the used vehicle acquisition side of the business, we continue to make good progress, refining our funnel conversion rates and optimizing our marketing efficiency, which led to a significant decrease in our overall cost per lead.

That momentum carried into this quarter with us purchasing more vehicles in April than we had in any prior months since owning this asset. Despite the progress we've made with expansion and optimization within used vehicle acquisition as well as the long-term potential we still see in this segment, I think that's really important. We see a tremendous amount of long-term potential in this segment. We have made the very difficult decision to suspend our CarZeus operations.

So now let's address the going concern and the review of the strategic alternatives that we've disclosed in our Form 10-Q, which was filed with the SEC earlier today. We've been talking for a while now on these calls about the economic headwinds we've been facing over the last couple of years. And unfortunately, there are no current indicators signaling a recovery in automotive market conditions anytime soon. We've experienced continued losses and worked through our cash supply at a faster rate than quite frankly we anticipated.

These factors resulted in the disclosure found in today's press release and Form 10-Q that our management team has substantial doubt about the company's ability to continue as a going concern. In addition to the going concern, our Board has established a special committee that has been tasked with evaluating strategic alternatives. As I just mentioned, these factors resulted in our decision to suspend CarZeus operations and furlough our employees within this segment. This was not a decision we made lightly.

I remain steadfast in my belief that AutoWeb has the potential to drive long-term value as an automotive matchmaking platform. But suspending CarZeus operations was necessary to support the viability of our core lead and click operations. As we move forward with this process, we will work tirelessly to guide AutoWeb through these difficult times while being incredibly mindful of our cost structure to conserve cash.

I will return to discuss how we view our path forward. But I'm going to pass it over to Carlton to walk us through the first quarter financial results in a bit more detail. Carlton, over to you.

Carlton D. Hamer
Executive VP & CFO

Thank you, Jared, and good afternoon, everyone. Let's jump right into our first quarter results.

Total revenue in the first quarter increased 7% to $19.1 million from $17.8 million last quarter and from $17.9 million in the year ago quarter. The increase was primarily the result of the incremental revenue generated through the company's used vehicle acquisition business, offset by lower volume in our leads business.

Industry challenges continued to impact our automotive digital marketing segment, which for the first quarter totaled $14.7 million, up from $14.1 million in the last quarter and down from $17.9 million in the year ago quarter. Within the automotive digital marketing segment, our leads revenue in the first quarter totaled $10.6 million, which is down compared to both $10.7 million in the last quarter and $14.2 million in the year ago quarter.

Total retail dealer count for the first quarter came in at 1,589 dealers, up slightly from 1,581 in Q4 and down from 1,777 in the year ago quarter.

Moving to our digital advertising revenues, primarily click revenue within the automotive digital marketing segment. In the first quarter, digital advertising grew to $4.1 million, an increase of 21% from $3.4 million in the fourth quarter and 12% from $3.7 million in the year ago quarter.

Turning to the gross profit line. Our consolidated first quarter gross profit was $3.9 million, which was up from $3.5 million in the last quarter and down from $5.8 million in the year ago quarter. First quarter gross margin came in at 20.5%, which was up from 19.8% last quarter and down from 32.5% in the year ago quarter. The decrease compared to the year ago quarter is driven by an increase of attributable to revenue from our used vehicle acquisition business, which inherently comes in at lower margins.

Margins in this business were compressed this quarter due to staffing challenges and as we refined our overall operating process. Consolidated operating expenses for the first quarter were $7.8 million compared to $5.9 million in the fourth quarter and $6.9 million in the year ago quarter. The increased spending was due to the timing of expense adjustments for the company's discretionary annual incentive compensation plan as well as additional personnel costs primarily in the used vehicle acquisition business.

Consolidated net loss in the first quarter was $4.3 million or $0.32 per share compared to a net loss of $2.6 million or $0.28 per share last quarter and net income of $300,000 or $0.02 per share in the year ago quarter. The decrease was driven by the aforementioned decline in gross profit and increase in operating expenses along with the $1.4 million benefit related to the forgiveness of the company's PPP loan included in the prior year period.

Adjusted EBITDA in the first quarter was a loss of $2.8 million compared to a loss of $1.3 million in the last quarter and a gain of $200,000 in the year ago quarter. At March 31, 2022, cash and cash equivalents and restricted cash stood at $8.1 million compared to $11.6 million at December 31, 2021. Our cash and cash equivalents net of restricted cash stood at $3.8 million at March 31, 2022, down from $3.5 million from December 31, 2021.

At March 31, 2022, we had an outstanding balance of $9.1 million on our revolving credit facility with CIT Northbridge Credit compared to $10 million at December 31, 2021. As Jared mentioned earlier, the Board of Directors has established a special committee to explore strategic alternatives for the company.

As we have previously disclosed, our credit facility with CIT Northbridge Credit expires in March of 2023. While we plan to work to extend that agreement, we are also experiencing cash burn in excess of what we had originally planned. As a result, without an infusion of capital or some other transaction, the company may not have the cash needed to continue operations.

To this end, we have included disclosures around going concern in our 10-Q. The special committee will consider a full range of operational, financial and other strategic alternatives in their process. While we cannot assure that this work will result in a successful outcome, we have committed to a diligent cost management structure and remain focused on operating in a lean and efficient manner as we move forward. That concludes my remarks.

I'm going to pass the call back to Jared to provide commentary on our strategic efforts and path forward.

Jared R. Rowe
CEO, President & Director

Thanks, Carlton. All right. So what happens next for AutoWeb? With our special committee beginning the evaluation process, they will consider a full range of strategic alternatives. In fact, the special committee has already retained Houlihan Lokey Capital as our financial adviser to assist in this process.

All options are currently on the table, including attempting to obtain debt or equity financing, exploring the sale or divestiture of the business, evaluating potential partnership or licensing transactions or the restructuring of our debt and operations. While we don't have a definitive timeline or anticipate the completion date for this process, the special committee is proceeding in a timely manner given the current financial constraints on our operations.

As the special committee moves forward with its strategic alternative review, we plan to keep a watchful eye on our cash position while operating our leads and clicks business, in line with overall market conditions. The identity of our core business has not changed. AutoWeb plans to continue providing high-quality consumer leads and clicks to help connect dealers to motivated car buyers, while our used vehicle operations will remain suspended until further notice.

I want to reiterate that we believe there is substantial value in the assets and capabilities of AutoWeb. Between our highly efficient audience generation capabilities, our large distribution channel, our dedicated and talented team and our proven ability to acquire used vehicles directly from consumers, we're optimistic that the strategic review will result in a positive outcome.

This is obviously not where we envisioned we'd be when we embarked on our transformation strategy. But as I've said before in past calls, we can't control the markets. We can't control the rate of inflation, interest rates, the supply chain or new vehicle inventories. What we can do is continue to put our heads down and run this business as efficiently as possible from a cash and expense perspective while continuing to provide our customer base with high-quality leads and clicks.

We still firmly believe in the underlying long-term value of our technology, assets and capabilities, along with the utility we provide, the automotive market in the digital age. We're confident that consumers will continue to adopt and leverage digital media tools as they go through the lifecycle of buying and selling vehicles. And we still believe that AutoWeb's platform is capable of capitalizing on the intersection of vehicle buyers and sellers.

We have a resilient and nimble team that is working diligently to sustain our core operations with the hopes that we will be able to return to executing our transformation and ultimately recognize the untapped potential of AutoWeb.

I'd like to sincerely thank all of our dedicated employees and our long-term stakeholders who have provided unwavering support during these exceptionally challenging and trying times.

With that, we'll now open it up for questions. Operator?

Question and Answer

Operator

[Operator Instructions] For our first question, we have Eric Martinuzzi from Lake Street.

Eric Martinuzzi
Lake Street Capital Markets, LLC, Research Division

My first question is regarding the going concern, given the cash at $3.8 million and the revolver at $9.1 million. Just curious to know what are we talking about here? Obviously less than 12 months, but given the moves that you've made, what are we looking at, how many quarters here before we need to get something done on the balance sheet?

Jared R. Rowe
CEO, President & Director

Eric, thank you for the question, by the way. That's just a very difficult question to answer, quite frankly, because it all depends on how well we're able to operate and execute with our existing customer base. As you know, when you follow a going concern, it can create risk from an employee's perspective and from a customer perspective. And so while we have several contingencies, we aren't prepared to provide that level of guidance at this particular moment. But we are committed as a team to making certain that we give the strategic options and strategic review, plenty of time for us to achieve a positive outcome.

Eric Martinuzzi
Lake Street Capital Markets, LLC, Research Division

And then regarding CarZeus, I feel like we were -- it feels like we just had the Q4 call recently. At what point did we decide to suspend the CarZeus operations?

Jared R. Rowe
CEO, President & Director

That was very recently. It was very recently. As you can imagine, we've been working through this for a while now. We actually were very close to putting in place bridge financing. Unfortunately, the bridge financing fell through for no reason of our control, which forced us into a position where we had to make these sorts of very difficult decisions. So we did not make a decision to suspend the CarZeus operations until very recently.

Like I said, as a matter of fact, last month, in April, these are operational numbers, these are not GAAP numbers. But we bought north of 110 cars, which was by far the best month that we've had and we were on a similar trajectory this month. The fundamental issue is that it's just a fairly high intensity consumer of cash, which is why we have to suspend operations and furlough those team members, so we can focus on the leads and clicks business until we find a positive outcome and then hopefully reestablish operations in vehicle, used vehicle acquisitions.

Eric Martinuzzi
Lake Street Capital Markets, LLC, Research Division

And then what should we -- as far as a run rate operating expense, obviously, we've got duplicative costs here in the second quarter, but maybe it's a question for Carlton. What's the cost to restructuring operating expense?

Carlton D. Hamer
Executive VP & CFO

Yes. I mean what we think of guidance to that level. I mean, we are going through and looking at the various spend categories that we can reduce to accomplish the goals that were set out by the strategic alternates and the committee.

Eric Martinuzzi
Lake Street Capital Markets, LLC, Research Division

And as you said, it was not all bad news in the quarter. It seems strange to me that your lead traffic was up, but your lead volumes were flat sequentially. What's behind that?

Jared R. Rowe
CEO, President & Director

We've been making several changes to actually how we optimize the funnel. And that is one of the things that's going to be masked by this call is there are several green shoots inside the business. One of them being our conversion rate was up well, current quarter, up about 30%. And so we were making modifications throughout the quarter in terms of how we actually structured the operating team who buys our traffic, how they manage their campaigns and introducing some new funnel optimization approaches that took a little bit of time but are now yielding some real material benefits. But it was a bunch of changes being made on that side of the business. I think you recall that we've recently hired someone new over on that side. And he's having a positive impact on that side of the business. But you'd see, is making quite a few changes that -- in clicks and takes wise is actually positive for us, but did mask some of the goodness in the quarter.

Eric Martinuzzi
Lake Street Capital Markets, LLC, Research Division

Well, good luck on the pivot here and the strategic alternatives review process.

Operator

For our next question, we have Gary Prestopino from Barrington Research.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Jared, good to hear from you. A couple of questions here, please. First of all, is the gross margin degradation in the quarter versus Q1 '21, is that all due to the impact of CarZeus?

Jared R. Rowe
CEO, President & Director

Carlton, why don’t you take that one?

Carlton D. Hamer
Executive VP & CFO

It's not all due to CarZeus. It is significantly due to CarZeus, but there was also a degradation in the core business as well.

Jared R. Rowe
CEO, President & Director

We saw a bit -- I'm sorry to interrupt. We saw a bit of an expansion in our TAC in Q3 and Q4 of last year. Early in Q1, it was elevated as well in similar levels to Q3 and Q4. We've been managing it down since then. And so you've got a bit of a mixed bag in the quarter of our consumer acquisition costs, which did impact the gross margin on a per unit basis for the leads business. But like I said, for what it's worth, end of the quarter, we finished on a positive note. And into this quarter, we're doing a really nice job of managing it. But you have a bit of inflation there in January and February and half of March.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Could -- Carlton, could you explain what -- I'm sorry, I didn't get this. What is the restricted cash on the balance sheet? What's that held for? Is that CarZeus?

Carlton D. Hamer
Executive VP & CFO

So there's $4.3 million in restricted cash on the balance sheet. Approximately $4 million of it at this point is used as collateral within the CIT loan. So it's the direct collateral that supports the loan balance.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

So have you -- did you -- have you tripped -- was there -- are there any covenants or things that you've tripped under this revolving credit facility at this point?

Carlton D. Hamer
Executive VP & CFO

There are not. There are no covenants that we tripped.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

So if you've got -- you've got restricted cash as collateral of $4.3 million that would be applied directly to the borrowing. That could be applied directly to the borrowings under the revolving credit facility, if you were to get some new financing in?

Carlton D. Hamer
Executive VP & CFO

Yes. $4 million of it, but yes. $300,000 of that goes to securing credit cards.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

So the last question I would have is this. This tax preservation plan, you've got $110 million of NOLs, which on a per share basis is about $7.87. I don't understand all of this language here, the risk ownership under Section 382 of the IRS code. But is that -- what you've done there, does that pertain to anybody trying to take a 5% stake in your company without the Board agreeing to it?

Jared R. Rowe
CEO, President & Director

Yes. The threshold for the NOL plan is roughly 4.9%. Nobody can acquire more than that.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

So if the Board agreed to somebody coming in and buying more, that NOL is still applicable if there's a change of control clause in there. Is that correct?

Jared R. Rowe
CEO, President & Director

Yes, it's a little bit more complex than that, Gary. Essentially, your NOLs will get reset. I guess here's the way I would answer it. It is reset on the transaction value. Here's the way I would say it is. We've got $110 million of NOL value inside the business. That is something that should be attractive even if it doesn't -- even if all of it doesn't make the transition through a change of control transaction, there still is real value there. And so as we think about the strategic alternatives, it is all the things that I mentioned in terms of the core operations. But to your point, there is also NOL plan value there for somebody else who would be looking to merge with us or do something like that.

Carlton D. Hamer
Executive VP & CFO

Agreed.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Okay. Okay. And then you start to get into a whole bunch of tax issues to how much they could use. But suffice to say there is value and if your Board of Directors, so chooses to exercise or get rid of that 4.9% threshold, that there is inherent value there. I mean, because your equity value of your company, your market -- your enterprise value of the company is like $35 million or something like that?

Jared R. Rowe
CEO, President & Director

Yes. Yes. No, absolutely. Absolutely and again, when we had a conversation, as you can imagine, we picked up with Houlihan Lokey. And that's one of the things that they pointed out as well as there's real value in this asset, real value in this business. And we're optimistic that we're going to be able to find somebody who wants to either invest or figure out a way to converge it into their platform.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

I understand. That's why I was -- this is the first thing I looked at when I saw this, I said, okay, you've got this NOL. There is some value here besides the base business? And then just very briefly, so I can understand it again. I'm trying to get a handle on this. When you're talking about your CAC, your customer acquisition costs; that diminishes your margin. That's going up because it's such a competitive environment right now? Or you're having to discount your leads to get your leads taken by the auto retailers?

Jared R. Rowe
CEO, President & Director

No, great question, Gary. No, it's -- there's a couple of things at play that we've talked to them. One is we had elevated expense levels in Q3, Q4 and early Q1 because of the competitive nature of the market and also because of some executional issues that we've since resolved. Now on the revenue side, our revenue is somewhat diminished right now because we have talked revenue per unit. It's so much mine because as we've talked about, we still do have a material number of retail dealers who are in suspend status. And as you know, right, the difference between self-selling a lead wholesale and retail is material in this business.

And so you're seeing some downward pressure. That's not new downward pressure. We've had that months now because of the ongoing pandemic and inventory shortages. And so what we've been able to do is manage the expense side down on the lead side from a cost perspective and, call it, at the end of the quarter and into this quarter. And we've gotten back to rates that we saw when we were cash flow positive and adjusted EBITDA profitable mid last year. And so we've been able to manage it back and still hold on to our quality. We haven't to give up a little bit of volume. But on a pure gross margin basis, we're actually seeing positive trends. Again, it's just not enough fast enough for the inventory-related headwinds that we're continuing to experience.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Yes, now, it's a tough environment, no doubt.

Operator

And for our next question, we have Edward Woo from Ascendiant Capital.

Edward Moon Woo
Ascendiant Capital Markets LLC, Research Division

Yes. You mentioned that January was relatively better, but February and March deteriorated. What about April and May so far?

Jared R. Rowe
CEO, President & Director

So from a pure just vehicle sales perspective, they're not much better, quite frankly. But from an operating execution perspective, they've been better. Like I said, one of the most frustrating parts of all this that is there were green shoots in the quarter, it's not enough. And we're seeing green shoots in this quarter, but it's not enough to overcome the headwinds that we're seeing. So from a SAAR perspective, we're seeing similar numbers. But what we've been able to do in the first couple of months here, a month, 1.5 months here, is we have seen that our gross margin dollars generated for leads has been better and up.

But again, you're talking about substantial declines when you compare it to Q2 and Q1 of last year because the SAAR was so much more elevated than it is today. So even though we're doing better on a per unit basis from a lead and click perspective, just in total, it's still down.

Edward Moon Woo
Ascendiant Capital Markets LLC, Research Division

And then looking at CarZeus. I know you guys suspended operations, but it looks like gross margin for the first quarter was down. Is there anything to read into that?

Jared R. Rowe
CEO, President & Director

Just operational execution issues like Carlton said. We had some rolling COVID issues where we had to shut the office down a little bit. We were doing some hiring as well and that's a different kind of hiring than we historically have done. And so we're working our way through that. And system operational execution issues as we pushed to ramp up volume, where we saw margin per unit decline. But again, for what it's worth and in the month of April, we saw that bounced back a bit, and we're making good positive progress, and just not fast enough.

Edward Moon Woo
Ascendiant Capital Markets LLC, Research Division

I wish you guys good luck with your strategic review.

Jared R. Rowe
CEO, President & Director

And again, I just want to reiterate, we feel really strongly about the car buying side of the business. It's attractive. It's interesting. We proved that it works within our environment. Again, we just had work to do on that.

Okay. Operator, any other questions?

Operator

We don't have any further questions at this time. This concludes our question-and-answer session. I would now like to turn the call over back to you, Mr. Rowe, for closing remarks.

Jared R. Rowe
CEO, President & Director

Okay. Again, I just want to thank everybody. I want to thank our stakeholders. I want to thank our employees. As I mentioned earlier, we believe strongly in the value of this asset. We believe strongly in the ability for this business to positively impact the automotive ecosystem. Thank you for all your support. We appreciate it. And we look forward to speaking with you again soon. Okay. Thanks, everybody.

Operator

Ladies and gentlemen, this concludes today's teleconference. You may now disconnect your lines at this time. Thank you for your participation.